Exhibit 21

SUBSIDIARIES OF ATLANTIC TELE‑NETWORK, INC.

	Jurisdiction of Incorporation	Other name(s) under which entity does business
Ahana Renewables, LLC(1)	Delaware	Ahana, Vibrant
GLC‑(CA) SDCCD, LLC	Delaware	Ahana, Ahana Renewables
GLC Solar Fund II, LLC(2)	Delaware	Ahana, Ahana Renewables
GLC Solar Fund V, LLC(3)	Delaware	Ahana, Ahana Renewables
GLC Solar Fund VI, LLC(4)	Delaware	Ahana, Ahana Renewables
GLC Solar Fund VII, LLC(5)	Delaware	Ahana, Ahana Renewables
Atlantic Teleconnection Operating Company Limited	British Virgin Islands	GTT
Atlantic Teleconnection Holdings Company Limited	British Virgin Islands	GTT
ATN Horizons, LLC. (9)	Delaware	Ahana, Ahana Renewables
Bermuda Digital Communications, Ltd.	Bermuda	CellOne
One Communications, LLC (11)	Bermuda	One Communications
ATN Overseas Holdings, Ltd	Bermuda	One Communications
Logic Communications, Ltd	Bermuda	One Communications
ATN VI Holdings, LLC (10)	Delaware	Innovative
Vitelcom Cellular, Inc.	U.S. Virgin Islands	Innovative Wireless
Commnet Wireless, LLC(6)	Delaware	Choice Wireless, Commnet
Elbert County Wireless, LLC	Colorado	Commnet
Mora Valley Wireless, LP	Delaware	Commnet
Commnet Four Corners, LLC	Delaware	Commnet
Commnet of Nevada, LLC	Delaware	Commnet
Excomm, LLC	Delaware	Commnet
NTUA Wireless, LLC	Delaware	NTUA Wireless
Guyana Telephone and Telegraph Company Limited	Guyana	Cellink, E‑magine, GT&T
GTT International Service SRL	Barbados	GTT
ION Holdco, LLC(7)	Delaware	ION
Sovernet Holding Corp.(8)	Vermont	Vermont Fiberconnect, Sovernet

(1)

Includes thirteen consolidated wholly‑owned subsidiaries also providing renewable energy services under the “Ahana Renewables” brand name in the United States and six wholly-owned subsidiaries under the “Vibrant Energy” brand name in Cayman, Singapore, and India.

(2)	Includes six consolidated wholly‑owned subsidiaries also providing renewable energy services under the “Ahana Renewables” brand name in the United States.
(3)	Includes five consolidated wholly‑owned subsidiaries also providing renewable energy services under the “Ahana Renewables” brand name in the United States.
(4)	Includes four consolidated wholly‑owned subsidiaries also providing renewable energy services under the “Ahana Renewables” brand name in the United States.
(5)	Includes seven consolidated wholly‑owned subsidiaries also providing renewable energy services under the “Ahana Renewables” brand name in the United States.

(6)	Includes seventeen consolidated wholly‑owned subsidiaries also providing wholesale wireless voice and data services under the “Commnet” brand name in the United States.
(7)	Includes one consolidated wholly‑owned subsidiary also providing wireline services under the “ION” brand name in the United States.
(8)	Includes three consolidated wholly‑owned subsidiaries also providing wireline services under the “Sovernet” brand name in the United States.
(9)	Includes one consolidated wholly owned subsidiary also providing renewable energy services under the “Ahana Renewables” brand name in the United States.
(10)	Includes ten consolidated wholly owned subsidiary also providing wireline and wireless services under the “Innovative” brand name in the U.S. Virgin Islands.
(11)	Includes fifteen consolidated wholly owned subsidiary also providing wireline and wireless services under the “One Communications” brand name in the Bermuda and Cayman